                                                                    Exhibit 99.1

[LOGO -- UAL CORPORATION]                                           News Release

===============================================================================
===============================================================================
===============================================================================

                                              Corporate Communications Contacts:
                                              Connie Huff         (847) 952-5501
                                              Joe Hopkins         (847) 952-5770
                                              Tony Molinaro       (847) 952-4971
                                              Night               (847) 952-4088

                                              Investor Relations Contact:
                                              Mark Reiser         (847) 952-7501


                   UAL CORPORATION REPORTS FULL YEAR 1995 AND
                        FOURTH QUARTER FINANCIAL RESULTS

  .  Highest annual earnings level from ongoing operations in company's history

  . On a fully distributed basis, 1995 net earnings were $662 million or $20.51 for each of the 32.6 million fully distributed shares

  . Fourth quarter results included $29 million extraordinary loss from early debt extinguishment and $13 million write-down of non-operating aircraft net of tax

  . On a fully distributed basis, fourth quarter earnings were $2.95 for each of the 30.7 million fully distributed shares excluding the extraordinary loss, write-down and effect of preferred stock transactions - an 88 percent improvement over 1994 earnings per share results of $1.57 per share

  CHICAGO, January 23, 1996 -- UAL Corporation, the holding company whose primary subsidiary is United Airlines, today reported full year 1995 preliminary unaudited net earnings in accordance with generally accepted accounting principles (GAAP) of $349 million. The 1995 GAAP earnings before an after-tax $29 million extraordinary loss for the early extinguishment of debt were $378 million, a company record for earnings from ongoing operations (before extraordinary items). GAAP earnings were $19.11 per fully diluted share ($20.01 per share on a primary basis) after preferred stock dividend requirements. In 1994, UAL Corporation reported GAAP earnings of $51 million, including $128 million of one-time after-tax charges associated with the completion of the recapitalization and a one-time after-tax charge of $26 million associated with the adoption of SFAS No. 112.

                                     (more)

  The Company also reported that on a pro forma, fully distributed basis (see below for further explanation of the methodology) 1995 net earnings were $662 million or $20.51 per share after preferred stock dividends. Fully distributed operating earnings for 1995 were $1,333 million.

  "We are extremely pleased with our record 1995 results," says Chairman and Chief Executive Officer Gerald Greenwald. "Our success this year is a real tribute to our employees' commitment to ownership and customer service. Our strong revenue growth and lower fully distributed unit cost confirm that our "Quality Flight Plan" is working. We have begun to see the revenue benefits from our $50 million additional customer service investments and the effect of empowering employees to deliver superior customer service. At the same time, certain cost reduction programs, including the restructuring of the domestic commission program, generated $125 million in savings for 1995 and should provide substantial contributions when completed over the next three to four years. Those efforts, combined with the year-over-year effect from the ESOP, contributed to our fully distributed unit cost reduction.

  "Our 1995 financial performance advances our pursuit to become the airline of choice for customers and employees as well as stockholders. We anticipate continued success for 1996 having begun the year with strong first quarter bookings."

  Full year operating revenues were $14.9 billion, up 7.1% from $14.0 billion the year before. With a 4.2 percent increase in available seat miles, total revenue per available seat mile increased by 2.9 percent from 9.12 cents a year ago to 9.39 cents. Traffic increased by 3.2 percent as revenue passenger miles grew to 111.8 billion from 108.3 billion in 1994. Yield (revenue per passenger mile) increased by 4.2 percent to 11.79 cents, up from 11.31 cents in 1994.

  Full year operating expenses excluding all ESOP charges increased by 2.7% from $13.2 billion to $13.6 billion in 1995. The full year cost per available seat mile, excluding all ESOP charges, decreased 1.0 percent to 8.55 cents from 8.64 cents a year ago largely due to 3.3 percent lower labor costs driven by the employee investment transaction.

                                     (more)

FOURTH QUARTER RESULTS

  For the fourth quarter, UAL Corporation reported a GAAP net loss of $5 million excluding certain special adjustments, or a loss of $1.25 per share after preferred stock dividends. In the fourth quarter, the Company recorded the following special adjustments:

     . An extraordinary loss of $29 million ($2.35 per share) after-tax due to early extinguishment of debt,

     . A $13 million ($1.09 per share) after-tax adjustment associated with a write-down of non-operating aircraft, and

     . A $1.81 per share unfavorable impact to earnings per share due to the repurchase of a portion of outstanding Series B preferred stock.

  The fourth quarter GAAP net loss including the special adjustments was $47 million or a loss of $6.50 per share after preferred dividends. For the comparable quarter in 1994, UAL reported GAAP net income of $11 million (a loss of $0.98 per share after preferred stock dividends).

                                     (more)

  On a fully distributed basis, UAL Corporation fourth quarter net income, excluding the special adjustments, was $98 million or $2.95 per share for each of the 30.7 million fully distributed shares. The fully distributed net earnings represent a 46 percent increase from 1994's fully distributed net earnings of $67 million with earnings per share improving 88 percent over last year's fully distributed earnings per share of $1.57. Fully distributed operating earnings for the quarter, excluding the special adjustments, were $212 million, a 23 percent improvement over 1994's $172 million.

                                                 Three Months Ended December 31
                                     --------------------------------------------------------
Fully Distributed Results                   1995               1994             % Change
                                     -----------------  -----------------  ------------------
                                                 Per                Per                Per
(Millions, except per share)         Earnings   Share   Earnings   Share   Earnings   Share
----------------------------         --------  -------  --------  -------  --------  --------
Operating Earnings before non-
   operating aircraft write-down       $212        NA     $172        NA     + 23        NA

Net before special charges             $ 98    $ 2.95     $ 67    $ 1.57     + 46     +  88
Extraordinary item                      (29)    (0.95)       -         -       NA        NA
Non-operating aircraft write-down       (13)    (0.44)       -         -       NA        NA
Preferred stock transactions              -     (0.73)       -     (0.10)      NA     - 630
                                       ----    ------     ----    ------
   Net                                 $ 56    $ 0.83     $ 67    $ 1.47     - 16     -  44

  The repurchase of approximately $750 million principal amount of debt in 1995 is expected to reduce net interest expense by $26 million in 1996 alone.
As another credit improvement initiative, 1996 dividend payments will be reduced by $12 million due to the repurchase of $96 million of Series B preferred stock during the fourth quarter.

  The additional depreciation provision of $13 million after-tax ($22 million pre-tax in operating expenses) in the fourth quarter for certain non-operating DC-10 aircraft reflects a reduction in their estimated residual value to the current market value of freighter aircraft.

  In addition to the special charges, the expiration of the Federal fuel tax exemption adversely impacted fourth quarter operating earnings by $20 million.

                                     (more)
n.b.: In addition to reviewing financial statements reported under Generally Accepted Accounting Principles (GAAP), a more complete understanding of the Company's results can be gained by viewing them on a pro forma, fully distributed basis. This approach considers all ESOP shares (which will be issued to employees over the course of the ESOP period) to be immediately outstanding and thus fully distributed. Consistent with this method, the ESOP compensation expense (which reflects the commitment of stock to employees) is excluded from fully distributed expenses and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common stockholders.



                                    #  #  #

                   UAL CORPORATION AND SUBSIDIARY COMPANIES
               STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

                        (In Millions, Except Per Share)



                                       Three Months Ended December 31
                                       ------------------------------
                                          1995      1994   % Change
                                         ------    ------  --------
Operating revenues:
  Passenger                              $3,221    $3,022     +  6.6
  Cargo                                     200       184     +  8.7
  Other operating revenues                  246       233     +  5.6
                                         ------    ------
                                          3,667     3,439     +  6.6
                                         ------    ------
Operating expenses:
  Salaries and related costs              1,130     1,101     +  2.6
  ESOP compensation expense                 168        94     + 78.7
  Aircraft fuel                             455       411     + 10.7
  Commissions                               356       343     +  3.8
  Purchased services                        280       249     + 12.4
  Aircraft rent                             241       246     -  2.0
  Landing fees and other rent               208       158     + 31.6
  Depreciation and amortization             183       186     -  1.6
  Food services                             132       124     +  6.5
  Aircraft maintenance                      105        81     + 29.6
  Personnel expenses                         76        62     + 22.6
  Write down of retired aircraft             22         -
  Other operating expenses                  289       306     -  5.6
                                         ------    ------
                                          3,645     3,361     +  8.4
                                         ------    ------
Earnings from operations                     22        78     - 71.8
                                         ------    ------
Other income (expense):
  Interest expense                          (94)     (104)    -  9.6
  Interest capitalized                       11        10     + 10.0
  Interest income                            23        23
  Equity in earnings of affiliates            9         -
  Miscellaneous, net                          -         3
                                         ------    ------
                                            (51)      (68)    - 25.0
                                         ------    ------
Earnings (loss) before income taxes
  and extraordinary item                    (29)       10
Provision (credit) for income taxes         (11)       (1)
                                         ------    ------
Earnings (loss) before
  extraordinary item                        (18)       11
Extraordinary loss on early
  extinguishment of debt, net of tax        (29)        -
                                         ------    ------
Net earnings (loss)                      $  (47)   $   11
                                         ======    ======
Per share:
Earnings (loss) before
  extraordinary item                     $(4.15)   $(0.98)
Extraordinary item                        (2.35)        -
                                         ------    ------
Net earnings (loss)                      $(6.50)   $(0.98)
                                         ======    ======

----------------
See accompanying notes.

                   UAL CORPORATION AND SUBSIDIARY COMPANIES
               STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

                        (In Millions, Except Per Share)

                                      Twelve Months Ended December 31
                                      -------------------------------
                                          1995      1994    % Change
                                         -------   -------  --------
Operating revenues:
  Passenger                              $13,227   $12,295    +  7.6
  Cargo                                      757       685    + 10.5
  Other operating revenues                   959       970    -  1.1
                                         -------   -------
                                          14,943    13,950    +  7.1
                                         -------   -------
Operating expenses:
  Salaries and related costs               4,526     4,679    -  3.3
  ESOP compensation expense                  504       182    +176.9
  Aircraft fuel                            1,680     1,585    +  6.0
  Commissions                              1,471     1,426    +  3.2
  Purchased services                       1,062       947    + 12.1
  Aircraft rent                            1,009       933    +  8.1
  Landing fees and other rent                803       622    + 29.1
  Depreciation and amortization              724       725    -  0.1
  Food services                              532       479    + 11.1
  Aircraft maintenance                       407       410    -  0.7
  Personnel expenses                         285       248    + 14.9
  Other operating expenses                 1,111     1,193    -  6.9
                                         -------   -------
                                          14,114    13,429    +  5.1
                                         -------   -------
Earnings from operations                     829       521    + 59.1
                                         -------   -------
Other income (expense):
  Interest expense                          (399)     (372)   +  7.3
  Interest capitalized                        42        41    +  2.4
  Interest income                             98        85    + 15.3
  Equity in earnings of affiliates            51        20
  Miscellaneous, net                           -      (124)
                                         -------   -------
                                            (208)     (350)   - 40.6
                                         -------   -------
Earnings before income taxes,
  extraordinary item and cumulative
  effect of accounting change                621       171
Provision for income taxes                   243        94
                                         -------   -------
Earnings before extraordinary item and
  cumulative effect of accounting change     378        77
Extraordinary loss on early
  extinguishment of debt, net of tax         (29)        -
Cumulative effect of accounting
  change, net of tax                           -       (26)
                                         -------   -------
Net earnings                             $   349   $    51
                                         =======   =======
Per share, primary:
 Earnings before extraordinary item,
  cumulative effect of accounting change
  and preferred stock transactions       $ 20.56   $  0.76
 Extraordinary item                        (1.85)        -
 Cumulative effect of accounting change        -     (1.37)
 Preferred stock transactions               1.30         -
                                         -------   -------
 Net earnings (loss)                     $ 20.01   $ (0.61)
                                         =======   =======
Per share, fully diluted:
 Earnings before extraordinary item,
  cumulative effect of accounting change
  and preferred stock transactions       $ 19.59   $  0.76
 Extraordinary item                        (1.63)        -
 Cumulative effect of accounting change        -     (1.37)
 Preferred stock transactions               1.15         -
                                         -------   -------
 Net earnings (loss)                     $ 19.11   $ (0.61)
                                         =======   =======

----------------
See accompanying notes.

Consolidated Notes

(1) UAL Corporation is a holding company whose principal subsidiary is United Air Lines, Inc.

(2) "ESOP compensation expense" represents the estimated average fair value of ESOP convertible preferred stock committed to be released to employees for the period, net of amounts used to satisfy dividend requirements for previously allocated ESOP convertible preferred shares, under Employee Stock Ownership Plans which were created as a part of the July 1994 employee investment transaction and recapitalization.

(3)  "Miscellaneous, net" consisted of the following:

                               Fourth Quarter           Year
                               --------------       --------------
                               1995      1994       1995      1994
                               ----      ----       ----      ----

     Foreign exchange gains
       (losses)                $ (6)     $  6       $(20)     $  15
     Gains on dispositions
       of property               11         2         60         10
     Minority interests in
       Apollo Travel Services    (4)       (4)       (23)       (22)
     Recapitalization
       transaction costs          -         -          -       (121)
     Other                       (1)       (1)       (17)        (6)
                               ----      ----       ----      -----

                               $  -      $  3       $  -      $(124)
                               ====      ====       ====      =====


(4) The provisions for income taxes differ from the federal statutory rate of 35% principally due to state income taxes and certain nondeductible expenses, including certain expenses related to the recapitalization.

(5) During 1995, UAL repaid prior to maturity $750 million in principal amount of various debt securities, resulting in an aggregate extraordinary loss of $29 million, after tax benefit of $18 million. The securities were scheduled for repayment periodically through 2021.

(6)  UAL adopted SFAS No. 112, "Employers' Accounting for
     Postemployment Benefits," effective January 1, 1994. The effect of adopting SFAS No. 112 was a cumulative charge in 1994 for recognition of the transition liability of $42 million, before tax benefits of $16 million.

(7) In April 1995, UAL issued $600 million in principal amount of 6 3/8% convertible subordinated debentures in exchange for all outstanding shares of its Series A convertible preferred stock. As a result of the exchange, UAL recorded a non-cash increase of $45 million in additional capital invested representing the excess of the carrying value of the preferred stock exchanged over the fair value of the new debentures. During 1995, UAL repurchased 4,259,709 depository shares, representing 4,260 shares of its Series B 12 1/4% preferred stock, at an aggregate cost of $131 million to be held in treasury. This resulted in a $24 million decrease in total equity. These transactions had no effect on earnings; however, their net impact on UAL's equity is included in the computation of earnings per share. Earnings available to common stockholders were also reduced by $3 million in the 1994 fourth quarter and twelve-month period for the excess of amounts paid to reacquire UAL preferred stock over the liquidation preference of such stock.

     Per share amounts were calculated after providing for dividends on preferred stock of $11 million in the 1995 fourth quarter, $20 million in the 1994 fourth quarter, $50 million in the 1995 twelve-month period and $59 million in the 1994 twelve-month period. Average shares used in the computations were as follows:

                                          1995      1994
                                          ----      ----
                                          (In Millions)

     Fourth Quarter                       12.5      12.4

     Year:
       Primary                            15.9      18.8
       Fully diluted                      17.9      18.8


     Primary per share amounts in 1995 were based on weighted average common shares and common equivalents outstanding, including ESOP shares committed to be released. In addition, fully-diluted per share amounts assume the conversion of convertible debentures and elimination of related interest. Common stock equivalents were not included in the 1994 computations as they did not have a dilutive effect.

     In connection with the July 1994 recapitalization, each old common share was exchanged for one half new common share. As required under generally accepted accounting principles for transactions of this type, the historical weighted average shares outstanding have not been restated. Thus, direct comparisons between per share amounts for the 1995 and 1994 annual periods are not meaningful.

                UNITED AIR LINES, INC. AND SUBSIDIARY COMPANIES
                -----------------------------------------------


                                       Three Months Ended December 31
                                       ------------------------------
                                          1995      1994    % Change
                                         ------    ------   --------

FINANCIAL SUMMARY (UNAUDITED)
  (in millions)

Operating revenues                       $3,655    $3,423     + 6.8
Operating expenses (excluding
  ESOP charges and write down)            3,442     3,253     + 6.5
Write down of retired aircraft               22         -
ESOP compensation expense                   168        94     +78.7
                                         ------    ------
                                          3,632     3,347     + 8.5
                                         ------    ------

Earnings from operations                 $   23    $   76     -69.7
                                         ======    ======

OPERATING STATISTICS

Revenue passengers (in thousands)        19,436    19,059     + 2.0

Revenue passenger miles (in millions)    27,349    27,007     + 1.3

Available seat miles (in millions)       39,640    38,403     + 3.2

Passenger load factor (percent)            69.0      70.3    -1.3 pt.

Breakeven passenger load factor
  (percent)                                68.5      68.6    -0.1 pt.

Breakeven passenger load factor
  excluding ESOP charges (percent)         64.9      66.3    -1.4 pt.

Revenue per passenger mile (cents)        11.74     11.15     + 5.2

Operating revenue per
  available seat mile (cents)              9.22      8.91     + 3.5

Operating expenses excluding ESOP charges
  per available seat mile (cents)          8.74      8.47     + 3.2

Operating expenses excluding ESOP charges
  and write down per available seat
  mile (cents)                             8.69      8.47     + 2.5

Average price per gallon of jet
  fuel (cents)                             64.0      60.5     + 5.8

Number of aircraft in operating
  fleet at end of period                    558       543

Number of employees at end
  of period (thousands)                    82.2      76.1     + 8.0

             UNITED AIR LINES, INC. AND SUBSIDIARY COMPANIES
             -----------------------------------------------


                                      Twelve Months Ended December 31
                                      -------------------------------
                                           1995      1994    % Change
                                         -------   -------   --------
FINANCIAL SUMMARY (UNAUDITED)
  (in millions)

Operating revenues                       $14,895   $13,887    + 7.3
Operating expenses (excluding
  ESOP charges)                           13,559    13,144    + 3.2
One-time ESOP operating costs                  -        48
ESOP compensation expense                    504       182
                                         -------   -------
                                          14,063    13,374    + 5.2
                                         -------   -------

Earnings from operations                 $   832   $   513    +62.2
                                         =======   =======

OPERATING STATISTICS

Revenue passengers (in thousands)         78,808    74,241    + 6.2

Revenue passenger miles (in millions)    111,811   108,299    + 3.2

Available seat miles (in millions)       158,569   152,193    + 4.2

Passenger load factor (percent)             70.5      71.2   -0.7 pt.

Breakeven passenger load factor
  (percent)                                 66.1      68.2   -2.1 pt.

Breakeven passenger load factor
  excluding ESOP charges (percent)          63.4      66.8   -3.4 pt.

Revenue per passenger mile (cents)         11.79     11.31    + 4.2

Operating revenue per
  available seat mile (cents)               9.39      9.12    + 2.9

Operating expenses excluding ESOP charges
  per available seat mile (cents)           8.55      8.64    - 1.0

Average price per gallon of jet
  fuel (cents)                              59.5      58.8    + 1.2

Number of aircraft in operating
  fleet at end of period                     558       543

Number of employees at end
  of period (thousands)                     82.2      76.1    + 8.0

                   UAL CORPORATION AND SUBSIDIARY COMPANIES
                        EARNINGS AND EARNINGS PER SHARE
                    THREE MONTHS ENDED DECEMBER 31, 1995
                   ----------------------------------------
                        (In Millions, Except Per Share)

                                      GAAP    "Fully Distributed" (1)
                                     Basis   (Excluding ESOP Charges)
                                     -----    ----------------------
EARNINGS
--------
Operating revenues                   $ 3,667           $ 3,667
Operating expenses (excluding
  ESOP charges and write down)        (3,455)           (3,455)
Write down of retired aircraft           (22)              (22)
ESOP compensation expense               (168)              N/A
                                     -------           -------

Operating earnings                        22               190
Non-operating expense                    (51)              (51)
                                     -------           -------

Earnings (loss) before income taxes
  and extraordinary item                 (29)              139
Provision (credit) for income taxes      (11)               54
                                     -------           -------

Earnings (loss) before
  extraordinary item                     (18)               85
Extraordinary loss on debt
  extinguishment, net of tax             (29)              (29)
                                     -------           -------
Net earnings (loss)                      (47)               56
                                     =======           =======

Preferred stock dividends                (11)               (8)
Preferred stock transactions             (23)              (23)
                                     -------           -------
Earnings attributable to
  common shareholders                $   (81)          $    25
                                     =======           =======

SHARES
------
Average common shares assumed
  outstanding                           12.5              12.5
ESOP preferred shares assumed
  outstanding                            N/A              17.7
Other                                    N/A               0.5
                                     -------           -------
Total shares assumed outstanding        12.5              30.7
                                     =======           =======

PER SHARE:
----------
  Earnings before write down,
    extraordinary item, and
    preferred stock transactions     $ (1.25)          $  2.95
  Write down of retired aircraft,
    net of tax                         (1.09)            (0.44)
  Extraordinary item, net of tax       (2.35)            (0.95)
  Preferred stock transactions         (1.81)            (0.73)
                                     -------           -------
                                     $ (6.50)          $  0.83
                                     =======           =======


(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.

                   UAL CORPORATION AND SUBSIDIARY COMPANIES
                        EARNINGS AND EARNINGS PER SHARE
                     THREE MONTHS ENDED DECEMBER 31, 1994
                   ----------------------------------------
                        (In Millions, Except Per Share)


                                      GAAP    "Fully Distributed" (1)
                                     Basis   (Excluding ESOP Charges)
                                     -----    ----------------------

EARNINGS
--------
Operating revenues                   $ 3,439           $ 3,439
Operating expenses (excluding
  ESOP charges)                       (3,267)           (3,267)
ESOP compensation expense                (94)              N/A
                                     -------           -------

Operating earnings                        78               172
Non-operating expense                    (68)              (68)
                                     -------           -------

Earnings before income taxes              10               104
Provision (credit) for income taxes       (1)               37
                                     -------           -------

Net earnings                              11                67
                                     =======           =======

Preferred stock dividends                (20)              (20)
Preferred stock transactions              (3)               (3)
                                     -------           -------

Earnings (loss) attributable to
  common shareholders                $   (12)          $    44
                                     =======           =======

SHARES
------
Average common shares assumed
  outstanding                           12.4              12.4
ESOP preferred shares assumed
  outstanding                            N/A              17.7
Other                                    N/A               0.1
                                     -------           -------
Total shares assumed outstanding        12.4              30.2
                                     =======           =======

PER SHARE:
----------
  Earnings before preferred
    stock transactions               $ (0.73)          $  1.57
  Preferred stock transactions         (0.25)            (0.10)
                                     -------           -------
                                     $ (0.98)          $  1.47
                                     =======           =======


(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.

                   UAL CORPORATION AND SUBSIDIARY COMPANIES
                        EARNINGS AND EARNINGS PER SHARE
                    TWELVE MONTHS ENDED DECEMBER 31, 1995
                   ----------------------------------------
                        (In Millions, Except Per Share)

                                      GAAP    "Fully Distributed" (1)
                                     Basis   (Excluding ESOP Charges)
                                     -----    ----------------------
                                (Fully Diluted)

EARNINGS
--------
Operating revenues                   $14,943           $14,943
Operating expenses (excluding
  ESOP charges)                      (13,610)          (13,610)
ESOP compensation expense               (504)              N/A
                                     -------           -------

Operating earnings                       829             1,333
Non-operating expense                   (208)             (208)
                                     -------           -------

Earnings before income taxes and
  extraordinary item                     621             1,125
Provision (credit) for income taxes      243               434
                                     -------           -------

Earnings before extraordinary item       378               691
Extraordinary loss on debt
  extinguishment, net of tax             (29)              (29)
                                     -------           -------
Net earnings                             349               662
                                     =======           =======

Preferred stock dividends                (50)              (37)
Preferred stock transactions              21                21
Other adjustments to net earnings         23                23
                                     -------           -------
Earnings attributable to
  common shareholders                $   343           $   669
                                     =======           =======

SHARES
------
Average common shares assumed
  outstanding                           12.4              12.4
ESOP preferred shares assumed
  outstanding                            3.0              17.7
Other                                    2.5               2.5
                                     -------           -------
Total shares assumed outstanding        17.9              32.6
                                     =======           =======

PER SHARE:
  Earnings before extraordinary
    item and preferred stock
    transactions                     $ 19.59           $ 20.77
  Extraordinary item, net of tax       (1.63)            (0.89)
  Preferred stock transactions          1.15              0.63
                                     -------           -------
                                     $ 19.11          $ 20.51
                                     =======           =======


(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.